                                                              EXHIBIT 5
                                                    Opinion of ALSTON&Bird LLP

                                                          ALSTON&Bird LLP
                                                        One Atlantic Center
                                                     1201 West Peachtree Street
                                                    Atlanta, Georgia 30309-3424

                                                            404-881-7000
                                                         Fax: 404-881-4777
                                                           www.alston.com

                                                         February 19, 2003

Tropical Sportswear Int'l Corporation
4902 West Waters Avenue
Tampa, Florida  33634-1302

         Re:      Form S-8 Registration Statement --
                  Tropical Sportswear Int'l Corporation 2000 Long-Term Incentive Plan

Ladies and Gentlemen:

         We have  acted as  counsel to  Tropical  Sportswear  Int'l  Corporation,  a Florida  corporation  (the  "Corporation"),  in connection  with the filing of the  above-referenced  Registration  Statement on Form S-8 (the  "Registration  Statement")  with the
Securities and Exchange  Commission  (the  "Commission")  to register under the Securities Act of 1933, as amended (the  "Securities
Act"),  1,600,000 shares of the Corporation's common stock, $0.01 par value per share ("Common Stock"),  that may be issued pursuant to the Tropical  Sportswear  Int'l  Corporation  2000  Long-Term  Incentive  Plan as Amended (the  "Plan").  This opinion  letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Plan, the Amended and Restated Articles of Incorporation of the Corporation,  as further amended,  the
Amended and Restated  Bylaws of the  Corporation,  as amended,  records of proceedings of the Board of Directors of the  Corporation deemed by us to be relevant to this opinion  letter,  the  Registration  Statement  and other  documents  and  agreements  we deemed necessary for purposes of expressing  the opinion set forth  herein.  We also have made such further legal and factual  examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain  factual  matters  relevant to this  opinion  letter,  we have relied upon  certificates  and  statements  of officers of the Corporation and  certificates of public  officials.  Except to the extent  expressly set forth herein,  we have made no independent  investigations with regard thereto,  and,  accordingly,  we do not express any opinion as to matters that might have been disclosed by independent verification.

         This  opinion  letter is  provided  to the  Corporation  and the  Commission  for their use solely in  connection  with the transactions  contemplated by the  Registration  Statement and may not be used,  circulated,  quoted or otherwise relied upon by any other  person or for any other  purpose  without our express  written  consent.  The only  opinion  rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the Business  Corporation Act of the State of Florida,  applicable  provisions of the Constitution of the State of Florida and reported  judicial  decisions  interpreting  such Florida Business  Corporation Act and
Constitution, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing,  it is our opinion that the 1,600,000 shares of Common Stock covered by the Registration  Statement and to be issued  pursuant to the Plan,  when issued in accordance  with the terms and  conditions of the Plan,  will be legally and validly issued, fully paid and nonassessable.

         We consent to the filing of this  opinion  letter as an exhibit to the  Registration  Statement  and to the use of our name wherever appearing in the Registration  Statement.  In giving such consent,  we do not thereby admit that we are within the category of  persons  whose  consent is  required  under  Section 7 of the  Securities  Act or the rules and  regulations  of the  Commission thereunder.

                                                     Sincerely,

                                                     ALSTON & BIRD LLP

                                                     By:  /s/ Michael L. Stevens
                                                          Michael L. Stevens, a partner